Exhibit 10.3

ANPAC BIO-MEDICAL SCIENCE CO., LTD.

AMENDED AND RESTATED 2019 SHARE INCENTIVE PLAN

Amended and Restated on July 5, 2021 (the “Effective Date”)

1.    Purpose of the Plan

The purpose of the Amended and Restatement 2019 Share Incentive Plan (the “Plan”) is to promote the interests of Anpac Bio-Medical Science Co., Ltd. (the “Company”) and its shareholders by providing grantees with an appropriate incentive to encourage them to continue contribution to the Company or its subsidiaries and to improve the growth, profitability and financial success of the Company and its subsidiaries.

2.    Definitions

As used in this Plan and in any Award Agreement, the following capitalized terms shall have the following meanings:

(a)    “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; provided, that no shareholder of the Company shall be deemed an Affiliate of any other shareholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)    “Award” shall mean any award granted pursuant to the terms of the Plan which shall be denominated in, or shall have a value determined by reference to, a number of Shares that is specified at the time of the grant of such award, and includes, but is not limited to, Options.

(c)    “Board” shall mean the Board of Directors of the Company.

(d)    “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, unless otherwise provided in the Participant’s Award Agreement, (i) a material failure of the Participant to reasonably and substantially perform his or her duties to the Company or any of its Affiliates (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is injurious to the Company, any of its Affiliates (whether financially, reputationally or otherwise); (iii) a breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or its Affiliates; (iv) the Participant’s unauthorized removal from the premises of the Company or any of its Affiliates of any document (in any medium or form) relating to the Company or any of its Affiliates, or the customers of the Company or any of its Affiliates; (v) the commission by the Participant of any felony or other serious crime; (vi) a breach by the Participant of the terms of any agreement with the Company or any Affiliate or any material Company policies, including without limitation any provision of this Plan or the Award Agreement; or (vii) Competing. If, subsequent to the termination of a Participant’s Employment, it is discovered that Participant engaged in conduct which the Committee determines in good faith could have resulted in Participant’s Employment being terminated for Cause, as such term is defined above, or if the Participant Competes, the Participant’s Employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(e)    “Change in Control” shall mean (i) any Person or Group becoming the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities representing more than 50% of the aggregate outstanding voting power or value of the equity of the Company and such Person or Group actually has the power to vote such securities, (ii) the liquidation or dissolution of the Company or any successor to the Company or (iii) a sale or transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, and distribution of substantially all of the proceeds of such sale or transfer to the shareholders of the Company; provided however, that neither a Public Offering or any related restructuring will constitute a Change in Control.

(f)    “Committee” shall mean the compensation committee of the Board or such other committee as appointed by the Board from time to time to administer the Plan pursuant to Section 3, and if no such committee exists or has been appointed, the Board.

(g)    “Company” shall mean AnPac Bio-Medical Science Co., Ltd., a British Virgin Islands, or BVI, business company limited by shares under the BVI Business Companies Act.

(h)    “Compete” shall mean with respect to any Participant, unless otherwise provided in the Participant’s Award Agreement, (i) during Employment and for the twenty-four (24) month period following the termination of such Participant’s Employment, become an Employee, director, or independent contractor, stockholder, beneficial owner or other owner (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of, or a consultant to, or perform any services for, any Person that engages or proposes to engage, directly or indirectly, including through any Affiliate, or in connection with any acquisition that would result in such Person engaging, in the business that the Company or any of its subsidiaries is engaged in or the Board has approved to be engaged in before the termination of such Participant’s Employment (the “Competing Business”), or (ii) solicit or hire or attempt to solicit or hire, as applicable, (x) any customer or supplier of the Company or any of its subsidiaries in connection with a Competing Business or to terminate or alter in a manner adverse to the Company or any of its subsidiaries such customer’s or supplier’s relationship with the Company or any of its subsidiaries, or (y) any Employee or individual who was an Employee within the six (6) month period immediately prior thereto to terminate or otherwise alter his or her Employment with the Company or any of its subsidiaries, or (iii) at any time during or following Employment, disclosing or using any Confidential Information, except in the course of a Participant’s Employment or as required by legal process (provided that if the Participant receives legal process with regard to disclosure of such Confidential Information, the Participant shall promptly notify the Company and cooperate with the Company in seeking a protective order with respect to such Confidential Information). “Competed” and “Competing” shall have correlative meanings.

(i)    “Confidential Information” shall mean all information regarding the Company or any of its subsidiaries, any Company activity or the activity of any such other Person, Company business or the business of any such other Person or any customer or supplier of the Company or any of its subsidiaries that is not generally known by the public or to Persons not employed by the Company or any such other Person, including, without limiting the foregoing, information that would not be known to the public but for the actions of or disclosure by, directly or indirectly, the Participant.

(j)    “Disability” shall mean with respect to any Participant, unless otherwise provided in the Participant’s Award Agreement, the Participant is unable to perform the essential functions of his position with substantially the same level of quality as immediately prior to such incapacity by reason of any medically determinable physical or mental impairment which has lasted or can reasonably be expected to last for a period of ninety (90) or more consecutive days or one hundred and twenty (120) days during any consecutive six (6) month period, as determined by a physician to be selected by the Company.

(k)    “Eligible Individual” shall mean any Employee of the Company or its subsidiaries who in the judgment of the Committee, should be eligible to participate in the Plan due to the services performed on behalf of the Company or its subsidiaries.

(l)    “Employment” shall mean employment or other service relationship with the Company or any of its subsidiaries and shall include the provision of services as a director, service provider, advisor or consultant for the Company or any of its subsidiaries. “Employee” and “Employed” shall have correlative meanings. Employment will be deemed to continue, unless the Committee expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services to the Company or one of its subsidiaries. If a Participant’s Employment is with a subsidiary and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining Affiliates.

(m)    “Employment Agreement” shall mean a Participant’s employment or other service agreement with the Company or any of its subsidiaries to provide services as an Employee, director, service provider, advisor or consultant for the Company or any of its subsidiaries.

(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)    “Exercise Date” shall have the meaning set forth in Section 4.6 herein.

(p)    “Exercise Notice” shall have the meaning set forth in Section 4.6 herein.

(q)    “Exercise Price” shall mean the price that the Participant must pay under an Option for each Share, as determined by the Committee for each grant and initially specified in the Award Agreement, which shall be no less than the Fair Market Value of a Share on the Grant Date subject to any increase or other adjustment that may be made following the Grant Date in accordance with the Plan.

(r)    “Fair Market Value” shall mean, with respect to the value of a Share, as of the applicable date of determination, the closing price as reported on the date of determination on the principal securities exchange on which Shares are then listed or admitted to trading (or if the market is not open for trading on such date, the immediately preceding day on which the market is open for trading). In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its sole discretion.

(s)    “Award Agreement” shall mean an agreement entered into by each Participant and the Company evidencing the grant of an Award.

(t)    “Grant Date” shall be the date designated by the Committee and specified in the Award Agreement as of the date the Award is granted.

(u)    “Group” has the meaning assigned to such term for purposes of Section 13(d) under the Exchange Act.

(v)    “Option” shall mean an option to purchase Shares granted to any Participant under Section 4 of the Plan.

(w)    “Participant” shall mean a Person to whom a grant of an Award has been made pursuant to the Plan, and, where applicable, shall include Permitted Transferees.

(x)    “Permitted Transferee” shall have the meaning set forth in Section 8.2.

(y)    “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, non-profit organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(z)    “Public Offering” means any public offering and sale of equity securities of the Company or any of its subsidiaries, or any of their respective successors for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

(aa)    “Share” shall mean the Class A ordinary shares of the Company, par value US$0.01 per share.

(bb)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc)    “Specified Termination” shall mean a termination of the Participant’s Employment (i) by the Company or any of its subsidiaries, as applicable, for Cause, (ii) by the Participant for any reason or (iii) due to death or Disability of the Participant.

(dd)    “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

3.    Reserve; Administration of the Plan

3.1.    Reserve. Subject to adjustment as provided in Section 7 hereof, the Committee may grant Awards in respect of 1,885,300 Shares to Participants pursuant to the Plan. To the extent that any Award granted under the Plan terminates, expires or is canceled without having been exercised or settled, the Shares covered by such Award shall again be available for grant under the Plan. Shares delivered by the Company under the Plan may be authorized but unissued Shares or previously issued Shares acquired by the Company. Unless the Committee determines otherwise, no fractional Shares will be delivered under the Plan.

3.2.    Grant of Awards. The Committee shall have the power to grant Awards. The Committee, in its discretion, may delegate its authority to grant Awards to an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation and subject to applicable laws.

3.3.    Powers of the Committee. The Committee shall have the general power to administer the Plan. In addition to the other powers granted to the Committee under the Plan, the Committee shall specifically have the power to (a) to determine the Eligible Individuals to whom Awards shall be granted; (b) to determine the time or times when grants of Awards shall be made and to determine the number of Shares subject to each Award; (c) to determine, modify or waive the terms and conditions of any Award; (d) to prescribe the form of and terms and conditions of any instrument evidencing an Award, so long as such terms and conditions are not otherwise inconsistent with the terms of the Plan; (e) in connection with any merger, acquisition or similar transaction involving the Company, to grant Awards pursuant to the Plan that constitute a rollover of incentive compensation awards previously granted, subject to such terms and conditions as the Committee shall determine, without regard to the limitations provided in Section 3.1 above or in any other provision hereof; (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (g) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Awards; (h) to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any instrument evidencing any Award; and (i) to make all other determinations necessary or advisable for the administration of the Plan and otherwise do all things necessary to carry out the purposes of the Plan.

3.4.    Determinations of the Committee. Any grant, determination, prescription or other act of the Committee shall be made in good faith and shall be final and conclusively binding upon all Persons.

3.5.    Indemnification of the Committee. No member of the Committee nor any employees, shareholders, directors or associates of the Company or its Affiliates shall be liable for any action or determination made in good faith with respect to the Plan or any Award thereunder. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Committee or an employee, shareholder, director or associate of the Company or its Affiliates, to the extent such criminal or civil action or proceeding relates to the Plan or any grant made pursuant to the Plan.

3.6.    Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Options or grant or settlement of any other Awards, which Shares shall be evidenced by book-entry in the books and records of the Company, and may only issue such certificates or make such book entry in the event the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates or making of such book entry is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Committee may, in its discretion, defer the effectiveness of an exercise, or delay the exercisability, grant, or settlement, of an Award hereunder or the issuance or transfer of the Shares pursuant to any Option or other Award pending or to help ensure compliance under applicable federal, state or non-U.S. securities laws and any exemptions therefrom on which the Company may be relying. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of the Shares pursuant to any Option or other Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.7.    Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan shall govern except as otherwise expressly provided herein.

3.8.    Plan Term. The Committee shall not grant any Award under this Plan on or after the tenth (10th) anniversary of the Effective Date. All Awards which remain outstanding after such date shall continue to be governed by the Plan and the applicable Award Agreement(s).

3.9.    Acceptance of Terms. By accepting (or, under such rules as the Committee may prescribe, being deemed to have accepted) an Award, the Participant shall be deemed to have agreed to the terms of the Award Agreement and the Plan.

4.    Options

4.1.    Grant of Options. Each Option granted pursuant to the Plan shall be subject to terms and conditions established by the Committee consistent with the Plan.

4.2.    Exercise Price. Each Option shall represent a right to purchase the Shares subject thereto at the Exercise Price established thereunder.

4.3.    Vesting of Options. The Committee shall specify in the Award Agreement the conditions upon which an Option shall become vested.

4.4.    Forfeiture. All Options, whether vested or unvested, shall expire on the tenth (10th) anniversary of their Grant Date unless such Options expire earlier as provided below. Unless otherwise specified in the Award Agreement, upon termination of a Participant’s Employment for any reason, all unvested outstanding Options held by such Participant or such Participant’s Transferee shall be immediately forfeited. In addition, unless otherwise specified in the Award Agreement, upon a Specified Termination prior to exercise of a vested Option, the Participant’s right to Shares in connection therewith shall be forfeited. Notwithstanding anything herein to the contrary, if a Participant commits a breach of any negative covenants of his or her Employment Agreement (if any) or the Award Agreement, all Options, whether vested or not, and all Shares issued as a result of any exercise of Options by the Participant, shall be forfeited and cancelled without any consideration and without any further action by the Participant.

4.5.    Exercise of Options. Subject to Section 3.6 hereof, a Participant (or the Participant’s Permitted Transferee, if applicable) may exercise any or all of such Participant’s vested Options only during the period (i) beginning on the date upon which the relevant Option vests pursuant to the Plan and the Participant’s Award Agreement and (ii) ending on the date on which the relevant Option expires in accordance with Section 4.4 hereof. The Participant (or the Participant’s Permitted Transferee, if applicable) may effectuate any such exercise by serving an Exercise Notice on the Company as provided in Section 4.6 hereof.

4.6.    Method of Exercise. The Option shall be exercised by delivery of written notice to the Company at the address provided in Section 8.7 hereof (the “Exercise Notice”), which if the Committee so determines may be an electronic notice, to the attention of Ms. Lisa Ying, Secretary of the Board (or such other person as the Committee shall designate from time to time), no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Shares with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed (including electronic signature in form acceptable to the Committee) by the Participant (or his or her Permitted Transferee, if applicable), and (c) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Award Agreement as if they had been original signatories thereto (as provided in Section 8.2 hereof). The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of Shares specified in such Exercise Notice or any other method approved by the Committee in writing. The Committee may, at its sole discretion, permit the person exercising an Option to make the above-described payments on a cashless basis under which the Shares otherwise deliverable under the Award and having a Fair Market Value equal to the Exercise Price are withheld by the Company. The partial exercise of an Option, alone, shall not cause the expiration, termination or cancellation of the remaining portion of such Option.

4.7.    Tax Withholding. The Committee is authorized to withhold from any payment to a Participant such amounts as are required to be withheld by applicable tax law in connection with any Award. Each Participant shall be responsible for the payment of applicable withholding and other taxes in cash that may become due in connection with the exercise, grant, or settlement of an Option. The Committee may permit a Participant to satisfy such obligation through the delivery of unrestricted Shares that have a Fair Market Value equal to the amount required to be paid.

5.    Other Awards. The Committee may from time to time grant other Awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Award may (a) involve the transfer of Shares to Participants, either at the Grant Date or thereafter, or payment of amounts based on the value of Shares and (b) be subject to performance-based and/or service-based conditions.

6.    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.

7.    Certain Adjustments

7.1.    Mergers, etc. The Committee shall, in its sole discretion, determine the effect of a Change in Control on Awards, which determination may include, but is not limited to, one or more of the following actions on such terms and conditions as it deems appropriate:

(a)    Assumption or Substitution. If the Change in Control is one in which there is an acquiring or surviving entity, the Committee may provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an Affiliate of the acquiror or survivor.

(b)    Cash-Out of Awards. If the Change in Control is one in which holders of Shares will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 7.1(e) the Committee may provide for payment (a “cash-out”), with respect to some or any portion of each outstanding Award, in an amount and form determined by the Committee, which in the case of an Option or any portion thereof shall equal the excess, if any, of (A) the Fair Market Value of one Share multiplied by the number of Shares subject to the Option or such portion, over (B) the aggregate exercise price of the Option or such portion (which may be zero in which case such Option may be terminated by the Company without any payment therefor), on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Committee determines.

(c)    Acceleration of Certain Awards. The Committee may provide that all or a portion of each grant of Options or other Awards will become fully vested, and in the case of Options, will become exercisable for a specified period of time prior to the Change in Control.

(d)    Termination of Awards. Each Award (other than Awards assumed pursuant to Section 7.1(a)) will terminate upon consummation of the Change in Control.

(e)    Additional Limitations. Any Share and any cash or other property delivered pursuant to Section 7.1 (b) or Section 7.1(c) with respect to an Award may, in the discretion of the Committee, continue to be subject to such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Change in Control. For purposes of the immediately preceding sentence, a cash out under Section 7.1 (b) or the acceleration of exercisability or settlement of an Award under Section 7.1(c) shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.

7.2.    Changes in and Distributions With Respect to Shares.

(a)    Basic Adjustment Provisions. In the event of a distribution, split or combination of interests (including a reverse split), or recapitalization, the Committee shall make appropriate adjustments, as determined by the Committee in its discretion, to the maximum number of Shares specified in Section 3 that may be delivered under the Plan and shall also make appropriate adjustments to the number and kind of Shares subject to Awards then outstanding or subsequently granted, the exercise prices relating to Options and any other provision of Awards affected by such change to prevent the enlargement or dilution of rights with respect to the number of Shares subject to grant under this Plan, the number of Shares subject to the Awards and/or the Exercise Price per Share.

(b)    Certain Other Adjustments. The Committee shall also make adjustments of the type described in Section 7.2(a) above to take into account distributions to shareholders other than those provided for in Section 7.1 and 7.2(a), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder. In addition, in the event of a corporate acquisition or similar corporate transaction involving the Company or its Affiliates, the Committee may make such adjustments to any performance-based vesting conditions applicable to any then-outstanding Awards as it reasonably determines in good faith are appropriate to avoid distortion in the value of such Awards.

(c)    Continuing Application of Plan Terms. References in the Plan to Shares will be construed to include any equity interests, stock or securities resulting from an adjustment pursuant to this Section 7.

7.3.    Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares , or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company (including the payment of an extraordinary dividend), the Committee shall make such proportionate adjustments as it determines in its discretion to be necessary or appropriate with respect to the number of Shares subject to grant under this Plan, the number of Shares subject to outstanding Awards and/or the Exercise Price per Share; provided that in the case of extraordinary dividends, the Company may pay an equivalent cash bonus to the Participants upon vesting of the Awards in lieu of adjusting such Awards as the Committee may determine in its discretion.

7.4.    Tax Requirements. Any adjustments or changes to Awards or the Shares pursuant to this Section 7 shall be made in accordance with any applicable tax laws.

8.    Miscellaneous

8.1.    Amendment of Terms of Awards. The Committee may, in its discretion, amend the Plan or terms of any Award, provided, however, that any such amendment shall not materially impair or otherwise materially adversely affect the Participants’ existing rights under the Plan or such Award without such Participant’s written consent, unless the Committee expressly reserved the right to make such amendment at the time the Award was granted, including for example any adjustment pursuant to Section 7 hereof.

8.2.    Transfer of Awards.

(a)    Limitation on Transfer. Each Option granted to a Participant shall be exercisable only by such Participant, provided that a Participant may assign or transfer his or her rights with respect to any or all of an Award to (i) a trust that was established solely for tax planning purposes and not for purposes of profit or commercial activity, or (ii) to one or more “family members” (as such term is defined in SEC Rule 701 promulgated under the Securities Act of 1933, as amended) by gift or pursuant to a qualified domestic relations order, or (iii) to such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) (each, a “Permitted Transferee”). In no event will transfers to a Person that the Committee determines is a competitor of the Company or any of its subsidiaries or provides services or financial or other support, directly or indirectly, to a competitor of the Company or its subsidiaries, be permitted.

(b)    Condition Precedent to Transfer of Any Award. It shall be a condition precedent to any Transfer of any Award by any Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Award Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) shall continue to be based on the Employment (or termination thereof) of the original Participant.

(c)    Effect of Void Transfers. In the event of any purported Transfer of any Award in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

8.3.    Rights as Award Holders. Participants shall not have any rights as shareholders with respect to any Shares covered by or relating to Awards granted pursuant to the Plan until the date the Participants become the registered owners of such Shares issued in accordance with and subject to the governing documents of the Company. Except as otherwise expressly provided in Section 6, no adjustment to an Award shall be made for dividends or other rights for which the record date occurs prior to the effective date such Shares are registered.

8.4.    No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or any of its subsidiaries, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Award.

8.5.    No Obligation to Exercise. The grant to the Participants of an Option shall impose no obligation upon the Participants to exercise such Option.

8.6.    Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its subsidiaries.

8.7.    Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person or by electronic mail, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Company:

AnPac Bio-Medical Science Co., Ltd.

801 Bixing Street, Bihu County

Lishui, Zhejiang Province 323006

The People’s Republic of China

Attn: Chris Chang Yu

Email address: Chris_yu@anpac.cn

If to the Participant, to its most recent address shown on records of the Company or its subsidiary;

or in each case to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

8.8.    Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

8.9.    Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

8.10.    Governing Law. The provisions of the Plan and any Award Agreements and all claims or disputes arising out of or based upon the Plan, any Award Agreement and any Award under the Plan or relating to the subject matter hereof or thereof shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

8.11.    Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate of the Company, nor the Committee, nor any person acting on behalf of the Company, any Affiliate of the Company, or the Committee, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted with respect to the Award.